GLEASON CORPORATION
                        1992 STOCK PLAN
                  (as amended through 5/6/97)

1.   DEFINITIONS

     The terms defined in this Section 1 shall, for all purposes of this Plan, have the meanings herein specified:

     "Affiliate" shall mean any corporation which directly or indirectly controls, is controlled by, or is under common control with the Company.

     "Award" shall mean a designation of an individual as recipient of either Options (with or without Stock
     Appreciation Rights) or Restricted Stock pursuant to the Plan.

     "Board of Directors" shall mean not less than a quorum of the whole Board of Directors of the Company.

     "Cause" shall mean an act of dishonesty, moral turpitude or an intentional or grossly negligent act detrimental to the best interests of the Company or a Subsidiary.

     "Change of Control" shall mean any purchase of the Company's Common Stock pursuant to a tender or exchange offer by any person, entity or group (other than the Company) owning less than 30% of the outstanding Common Stock if upon termination of such offer such person, entity or group owns 30% or more of the outstanding Common Stock.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Common Stock" shall mean the Company's presently authorized
     Common Stock, par value $1.00 per share, except as this definition may be modified as provided in Section 12.

     "Company" shall mean Gleason Corporation, a Delaware corporation.

     "Compensation Committee" shall mean the Executive Compensation Committee of the Board of Directors, which shall consist of at least three directors who are Non-Employee Directors, as defined in Rule 16b-3(b)(3)(i) pursuant to the Securities Exchange Act of 1934; provided that, if such committee has any additional members who are not Non-Employee Directors, as defined in such Rule, any such members who are not Non-Employee Directors shall abstain or recuse themselves from any action involving a grant or award to any person who is subject to Section 16 of the Securities Exchange Act, as provided in the SEC No-Action Letter to the American Society of Corporate Secretaries (December 11, 1996).

     "Derivative Security" shall mean any Option, Stock Appreciation Right or Special Right.

     "Employee" shall mean a person (who may also be a director or officer) who is employed by the Company or a Subsidiary thereof on a full-time basis and compensated for such employment by a regular salary.

     "ERISA"  shall mean the Employee Retirement Income Security
     Act of 1974, as amended from time to time.

     "Fair Market Value" as of a specified date shall be determined by the Compensation Committee, but whenever possible shall mean the mean between the highest and the lowest sale price of the Common Stock on the New York Stock Exchange Consolidated Tape on such date or, if there are no sales on such date, the mean of the bid and asked prices for the Common Stock on the New York Stock Exchange on such date.

     "Grant" shall mean a grant of Restricted Stock.

     "Grantee" shall mean an Employee who is granted Restricted
     Stock.

     "Incentive Option" shall mean only an Option which is specifically designated as an incentive stock option by the Compensation Committee at the time of grant and which qualifies as an "incentive stock option" as defined in
     Section 422 of the Code.

     "Non-Statutory Option" shall mean any Option other than an Incentive Option.

     "Option" shall mean either an Incentive or Non-Statutory
     Option granted by the Company pursuant to the Plan to purchase shares of Common Stock.

     "Option Price" shall mean the price to be paid for a share of Common Stock pursuant to a Stock Option Agreement.

     "Optionee" shall mean an Employee or director who is granted an Option.

     "Plan" shall mean the Gleason Corporation 1992 Stock Plan.

     "Restricted Period" shall mean the period established by the Compensation Committee during which shares of Common Stock granted to an Employee as described in Section 11 shall be Restricted Stock.

     "Restricted Stock" shall mean Common Stock subject to the restrictions described in Section 11.

     "Retirement" shall mean retirement from active service with the Company or a Subsidiary after attaining age 55 and completion of at least five years of continuous employment with the Company and its Subsidiaries.

     "Special Right" shall mean the right to receive cash or Common Stock upon exercise of an Option or upon exercise of Stock Appreciation Rights in connection with a Change of Control as described in Section 8(B).

     "Stock Appreciation Right" shall mean the right to receive cash or Common Stock with respect to shares of Common Stock subject to an Option in lieu of exercising such Option, as described in Section 8.

     "Stock Option Agreement" shall mean the written agreement between the Company and Optionee confirming the Option and setting forth the terms and conditions upon which it may be exercised.

     "Stock Option Committee" shall mean the Stock Option
     Committee appointed pursuant to Section 4.

     "Subsidiary" shall mean any corporation in which the Company owns, directly or indirectly through one or more
     Subsidiaries, at least 50% of the total combined voting power of all classes of stock.

     "Successor" shall mean the person or persons entitled to exercise an Option or receive formerly Restricted Stock, including a guardian or other duly appointed legal representative of an Optionee or Grantee who has been declared incompetent, and in the case of a deceased Optionee or Grantee a person named as beneficiary under a designation filed with the Stock Option Committee by the Optionee or Grantee or, if no designation has been filed, the person or persons so entitled under the will of the Optionee or Grantee or, if the Optionee or Grantee shall have failed to make testamentary disposition of such Award or shall have died intestate, the legal representative or representatives of the Optionee or Grantee.

     References herein to the masculine gender shall be deemed to include references to the feminine gender and the singular form shall include the plural.

2.   PURPOSES

     The purposes of the Plan are to promote the growth and profitability of the Company by enabling it to attract and retain the best available personnel for positions of substantial responsibility, and to provide directors and key Employees with an opportunity for investment in the Company's Common Stock and give them an additional incentive to increase their efforts on behalf of the Company and its Subsidiaries.

3.   EFFECTIVE DATE AND TERMINATION

     The effective date of the Plan is May 5, 1992, the date on which the Plan was approved by the shareholders of the Company. No Award may be granted under the Plan after May 4, 2002, the date 10 years after the effective date.

4.   ADMINISTRATION

     (A) The Plan shall be administered by the Compensation Committee, which, in its discretion, may delegate such of its administrative functions as it deems appropriate to a Stock Option Committee, consisting of at least three Employees of the Company appointed by the Compensation Committee, provided, however, that, except for Options granted pursuant to Section 16, the selection of Employees to receive a Grant or Award and the timing, pricing and amount of any Grant or Award to an Employee shall be determined only by decision of the Compensation Committee. References herein to the Compensation Committee shall include the Stock Option Committee to the extent of delegation to it of administrative functions by the Compensation Committee. The Stock Option Committee shall make recommendations to the Compensation Committee concerning the grant of Options and Restricted Stock.

     (B) Membership on the Compensation Committee shall not affect or impair such member's rights under any Award granted to him more than one year prior to his becoming a member of the Committee or granted to him under
          Section 16.

     (C) In any matters respecting action under this Plan, the Compensation and Stock Option Committees shall keep minutes of their meetings; a majority of each Committee shall constitute a quorum thereof and the acts of a majority of the members present at any meeting at which quorum is present, or acts approved in writing by the entire Committee, shall be the acts of the Committee.


5.   ELIGIBILITY

     Subject to the provisions of the Plan, the Compensation Committee shall from time to time determine and designate those key Employees of the Company or its Subsidiaries to whom Awards are to be made and the number of shares of Common Stock to be optioned and/or the size of a Restricted Stock Grant to each such individual. In determining the eligibility of an Employee to receive an Award and the number and type of Options to be awarded or shares to be granted to such Employee, the Compensation Committee shall consider the position and responsibilities of the Employee, the nature and value to the Company or a Subsidiary of his services and accomplishments, his present and potential contribution to the success of the Company or its Subsidiaries and such other factors as the Committee may deem relevant. More than one Award (whether of the same or different types) may be granted to an individual, but:

     (A) An Incentive Option granted to an individual who, at the time of such grant "owns" (as defined in Sections 422 and 424 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary shall have an Option Price of at least 110% of Fair Market Value and a term of not more than 5 years, or such lesser price (but not less than Fair Market Value) or longer term (but not more than 10 years) as may at the time of such grant be permitted by the Code, or the regulations thereunder, for an Incentive Option granted to such an individual.

     (B) The aggregate Fair Market Value (determined as of the date of grant) of the stock with respect to which Incentive Options are exercisable for the first time by an Employee during any calendar year under the Plan and all other stock option plans of the Company and any Subsidiaries shall not exceed $100,000, or such other sum as may from time to time be permitted under
           Section 422 of the Code.

6.   NUMBER OF SHARES SUBJECT TO AWARDS

     Subject to possible adjustment under Section 12 of the Plan, 500,000 shares of Common Stock may be issued pursuant to Awards under the Plan, but no more than 150,000 shares of Common Stock may be granted as Restricted Stock. Shares issued pursuant to Awards under the Plan may be authorized and unissued shares or may be treasury shares. If an Option granted under the Plan upon expiration or cancellation thereof remains unexercised as to any shares, they may be the subject of further Award; however, to the extent that Stock Appreciation Rights granted in conjunction with an Option are exercised, such Option shall be deemed to have been exercised and the shares of Common Stock which otherwise would have been issued upon the exercise of such Option shall not be subject to further Award. The number of shares available for Award under the Plan shall be reduced to the extent of any shares issued in fulfillment of Special Rights upon exercise of an Option, and to the extent, if any, that shares issued in fulfillment of Special rights upon exercise of Stock Appreciation Rights, when added to the number of shares covered by the Option with respect to which the Stock Appreciation Rights were exercised. Shares which are forfeited to the Company by reason of termination of employment as provided in Section 11, shares received by the Company in payment for exercise of an Option as permitted by Section 9(C)(4)(a) and shares withheld by the Company to satisfy tax withholding requirements as provided in Section 15 may not be the subject of further Award.

     The Committee cannot approve cancellation of an Option granted under the Plan prior to its expiration and the substitution therefor of a new Option at a lower Option price.

7.   TYPES OF OPTIONS AND RELATED RIGHTS

     (A) The Compensation Committee shall have full and complete authority in its discretion, subject to
           Section 16 and the other provisions of the Plan, to grant Options containing such terms and conditions as shall be requisite, in its judgment, to constitute either Incentive Options or Non-Statutory Options.

     (B)   The Compensation Committee may grant Stock
           Appreciation Rights (as provided by Section 8 hereof) in connection with an Option, except for Options granted pursuant to Section 16, at the time of grant of the Option or, in the case of a Non-Statutory Option, at a later date.

     (C) If Stock Appreciation Rights are not specifically granted by the Compensation Committee, the grant of an Option shall carry with it conditional Stock Appreciation Rights which shall be exercisable by the Optionee only during the 30 days after termination of a tender or exchange offer which results in a Change of Control.

     (D) All Option grants shall also be deemed to include associated Special Rights.

8.   STOCK APPRECIATION RIGHTS AND SPECIAL RIGHTS

     (A) Stock Appreciation Rights shall entitle the holder of an Option in connection with which such Stock Appreciation Rights are granted, upon exercise of the Stock Appreciation Rights, to surrender the Option, or any applicable portion thereof, to the extent unexercised, and to receive a number of shares of Common Stock, cash, or cash and shares of Common Stock, determined pursuant to subparagraph (C)(2) and paragraph (D) of this Section 8.

     (B) Special Rights shall entitle the holder of an Option to the additional compensation described below. If there has been outstanding, within 30 days prior to the date on which an Option or related Stock Appreciation Right is exercised, a tender or exchange offer which resulted in a Change of Control, then upon exercise of such Option, without any payment by the holder thereof other than the Option Price, or upon exercise of such Stock Appreciation Rights, the Optionee's Special Rights shall also be deemed to have been exercised and shall entitle him, in addition to the shares to which he is entitled upon such exercise, to receive as additional compensation such additional number of shares (subject to the limitations of Section 6) as shall be equal in aggregate Fair Market Value to the product of multiplying the number of shares in respect of which the Option or Stock Appreciation Rights shall have been exercised times the amount, if any, by which the highest price paid per share pursuant to such tender or exchange offer exceeded the Fair Market Value per share on the date of exercise.

     (C) Stock Appreciation Rights shall be subject to the following terms and conditions and to such other terms and conditions not inconsistent with the Plan as shall from time to time be approved by the Compensation
          Committee:

          (1) Stock Appreciation Rights shall be exercisable only by such person or persons, at such time or times, and to the extent, that the Option to which they relate shall be exercisable, and only when the Fair Market Value per share exceeds the Option Price per share.

          (2) Upon exercise of Stock Appreciation Rights, the holder thereof shall be entitled to receive such number of shares, and cash for any fractional share, as shall be equal in aggregate Fair Market Value to the amount by which the Fair Market Value per share on the date of such exercise shall exceed the Option Price per share of the related Option, multiplied by the number of shares in respect of which the Stock
               Appreciation Rights shall have been exercised.

          (3) To the extent that Stock Appreciation Rights are exercised, the Option in connection with which such Stock Appreciation Rights were granted shall be deemed to have been exercised.

     (D) The Company may settle all or any part of its obligation arising out of an exercise of Stock Appreciation Rights and Special Rights by the payment of cash in an amount equal to the aggregate Fair Market Value of shares (including a fraction of a share) determined on the date of exercise that it would otherwise be obligated to deliver under paragraph (B) or subparagraph (C)(2), or both, but for the cash payment. Such cash settlement may be made either
          (i) in the sole discretion of the Committee or
          (ii) pursuant to an election by the Optionee approved by the Committee.

9.   TERMS OF OPTIONS

     The grant of each Option shall be confirmed by a Stock Option Agreement (in the form prescribed by the Compensation Committee) which shall be executed by the Company and the Optionee as promptly as practicable after such grant. The Stock Option Agreement shall expressly state whether the Option is an Incentive Option or a Non-Statutory Option and shall incorporate by reference the provisions of this Plan.

     (A) The Option Price in all cases shall be 100% of the Fair Market Value of the Company's Common Stock on the date the Option is granted, subject to adjustment as provided in Section 12, and except as specified in
          Section 5(A).

     (B) The term of each Option granted under this Plan, except for Options granted pursuant to Section 16, shall be for such period as the Compensation Committee shall determine, but not more than 10 years from the date of grant thereof (or such lesser period is specified in Section 5(A)), subject to earlier termination of the Option as provided in Subsection D of this Section 9.

     (C) Each Option granted under this Plan may be exercised during its term for such number of shares as shall be prescribed by the provisions of the Stock
          Option Agreement evidencing such Option, provided that:

          (1) An Option granted under this Plan may not be exercised to any extent until at least six months after the date of the grant of the Option, provided that an Option may be exercised in full within 30 days following termination of a tender or exchange which results in a Change of Control, subject to the provisions of Sections 5(B) and 10(A).

          (2) An Option granted pursuant to Section 16 may during its term be exercised by the Optionee during the continuance of the Optionee's service as a director of the Company and for three months after termination of service as a director. If an Optionee holding an Option granted pursuant to Section 16 dies while a

               Director or within three months after cessation of service as a Director, any outstanding Options may be exercised by the Successor of the Optionee at any time prior to the expiration date of such Options or within one year of the date of the Optionee's death, whichever is the shorter period. Any other Option may during its term be exercised by the Optionee (a) during the continuance of the Optionee's employment by the Company or a Subsidiary or (b) after cessation of the Optionee's employment by the Company or a Subsidiary to the extent provided in Subsection D of this Article 9.

          (3) An Option may be exercised by the Optionee or a Successor only by written notice to the Company (in the form prescribed by the Compensation Committee) specifying the number of shares to be purchased, together with payment or payment arrangements in accordance with paragraph
               (4) below.

          (4) The aggregate Option Price of the shares as to which an Option is exercised shall be, in the discretion of the Compensation Committee (a) paid in full by any one or any combination of the following: cash, personal check, or delivery of Common Stock certificates endorsed in blank or accompanied by executed stock powers with signatures guaranteed by a national bank or trust company or a member of a national securities exchange evidencing shares of Common Stock having an aggregate Fair Market
               Value on the date of exercise equal to or greater than the Option Price, (b) paid on a deferred basis upon such terms and conditions, including provisions for securing payment as the Compensation Committee, in its discretion, shall specify, or (c) deemed to be paid in full provided the notice of exercise of the Option is accompanied by a copy of irrevocable instructions to a broker (in a form satisfactory to the Stock
               Option Committee) to promptly deliver to the Company the amount of sale or loan proceeds sufficient to cover the Option Price. Payment of the Option Price with certificates evidencing shares of Common Stock as provided above shall not increase the number of shares available for Award under the Plan.

    (D) If an Optionee ceases to be employed by the Company or any Subsidiary the following rules shall apply to any outstanding Options then held by the Optionee or his or her Successor:

          (1) If the employment of an Optionee is terminated for Cause, his rights under any then outstanding Options shall terminate at the time of such termination of employment.

          (2) If the employment of an Optionee is terminated by the Company or a Subsidiary because, in the opinion of the Compensation Committee, the Optionee has become physically incapacitated, any outstanding Options may be exercised at any time prior to the expiration date of such Options or within three months after the date of such disability termination, whichever is the shorter period, whether or not such Options were exercisable on the date of such termination under the provisions of the applicable Stock Option Agreements relating thereto. The question whether the termination of employment shall be considered a disability termination caused by physical incapacity shall be determined in each case by the Compensation
               Committee and such determination shall be final.

          (3) If an Optionee dies while an Employee or within three months after termination of employment for disability, any outstanding Options may be exercised by the Successor of the Optionee at any time prior to the expiration date of such Options or within one year of the date of the Optionee's death, whichever is the shorter period, whether or not such Options were exercisable on the date of the Optionee's death under the provisions of the applicable Stock
               Option Agreements relating thereto. If an Optionee dies within three months after his Retirement or other termination of his employment without Cause, any outstanding Options may be exercised by the Successor of the Optionee at any time prior to the expiration date of such options or within one year of the Date of the Optionee's death, whichever is the shorter period, provided that such Options were exercisable on the date of the Optionee's termination of employment under the provisions of the applicable Stock Option
               Agreement relating thereto or the Compensation
               Committee specifically waives any restrictions relating to exercisability contained therein.

          (4) If the employment of an Optionee is terminated without Cause for reasons other than those described in paragraphs (2) and (3), whether by reason of Retirement of the Optionee or by reason of any other termination without Cause, any outstanding Options may be exercised by the Optionee at any time prior to the expiration date of such Options or within three months after the date of such termination, whichever is the shorter period, provided such

               Options were exercisable on the date of such termination under the provisions of the applicable Stock Option Agreement relating thereto or the Compensation Committee specifically waives any restrictions relating to exercisability contained therein.

         (5) Anything herein to the contrary notwithstanding, unless written notification to the contrary is given to the Optionee or Successor by the Compensation Committee within 30 days after the Optionee's death, Retirement, or other termination of employment without Cause, paragraphs (2) through
               (4) above shall be applied as if all references in such paragraphs to three months were references to three years.

     (E) Options granted pursuant to the Plan shall contain such other terms, provisions and conditions not inconsistent herewith as shall be determined by the Compensation Committee.

10.  ISSUANCE AND DELIVERY OF SHARES

     (A) As soon as practicable after receipt by the Company of notice of exercise and of payment in full of the Option Price of shares with respect to which an Option has been exercised, or upon exercise of Stock Appreciation Rights or Special Rights, a certificate or certificates representing the appropriate number of shares registered in the name or names of the Optionee or his Successor shall be delivered to the Optionee or his Successor.

     (B) An Optionee shall have no rights as a stockholder with respect to any shares for which he is granted an option until the date of issuance to him of a stock certificate for such shares and no adjustment shall be made for any dividends or, except as provided in
          Section 12, other rights the record date for which is prior to the date such stock certificate is issued.

     (C) If at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of any of the shares subject to Options under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the purchase or issue of shares thereunder, no outstanding Options may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Board of Directors may require any person exercising an Option to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable law and shall have the authority to cause the Company at its expense to take any action related to the Plan which may be required in connection with such listing, registration, qualification, consent or approval.

11.  RESTRICTED STOCK GRANTS

     The Compensation Committee shall have the authority to make
     Grants to Employees upon such terms and conditions as it shall establish, subject to the following provisions:

     (A)  Except as expressly provided below, Restricted
          Stock shall not be sold, transferred, assigned, pledged or otherwise disposed of by the Grantee during the Restricted Period established by the Compensation Committee. The Compensation Committee may establish different Restricted Periods applicable to different shares of Restricted Stock evidenced by a single Grant as it deems appropriate. No Restricted Period shall be less than one year or more than ten years from the date of Grant.

     (B) Restricted Stock shall be issued as of the date of the Grant and the certificate evidencing shares shall be delivered by the Company to the Grantee within a reasonable period of time after it ceases to be Restricted Stock upon expiration of the applicable Restricted Period. The Grantee shall be entitled to vote and to receive cash dividends on his shares of Restricted Stock.

     (C) In the event of termination of employment of a Grantee, except termination by reason of death or disability, and except as the Compensation Committee may otherwise determine in the case of termination subsequent to his 55th birthday pursuant to an early separation plan of the Company, his shares of Restricted Stock and all rights therein shall be forfeited to the Company.

     (D) In the event of termination of employment of a Grantee by reason of death or disability, the Grantee or his Successor shall be entitled to receive a certificate for a number of shares of Common Stock equal to that portion of his Restricted Stock remaining from any Grant determined by multiplying the total number of shares of Restricted Stock remaining from such Grant by a fraction, the numerator of which shall be the number of days of employment from the date of the Grant to the date of termination, and the denominator of which shall be the number of days from the date of the Grant to the date of expiration of the last to expire of the Restricted Periods applicable to that Grant. All rights of the Grantee in the balance of the shares of Restricted Stock remaining from such grant shall be forfeited to the Company.

    (E) The effect of approved leaves of absence on the running of applicable Restricted Periods shall be determined by the Compensation Committee, provided, however, that no Restricted Period shall expire during an approved leave of absence unless expressly so provided by the Committee.

    (F) If a tender or exchange offer results in a Change of Control, any Restricted Period shall immediately expire for all Restricted Stock.

12.  ADJUSTMENTS

     In the event that a dividend shall be declared upon the Common Stock payable in shares (other than treasury shares) of Common Stock, the number of shares of Common Stock then subject to any Award outstanding under the Plan and the number of shares available for Award pursuant to the Plan but not yet subject to Award shall be adjusted by adding to each such share the number of shares which would be distributable in respect thereof if such shares had been outstanding on the date fixed for determining the stockholders of the Company entitled to receive such stock dividend. In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of Common Stock subject to any such Award and for each share of Common Stock available for Award pursuant to the Plan but not yet subject to Award the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall have been so changed or for which each such share shall have been exchanged. In the event there shall be any change, other than as specified above in this Section 12, in the number or kind of outstanding shares of Common Stock or of any stock or other securities into which such Common Stock shall have been changed or for which it shall have been exchanged, then if the Board of Directors shall in its sole discretion determine that such change equitably requires an adjustment in the number or kinds of shares theretofore available for Award pursuant to the Plan but not yet subject to Award and of the shares then subject to any Award then outstanding under the Plan, such adjustment shall be made by the Board of Directors and shall be effective and binding for all purposes of the Plan and of each Award outstanding thereunder. In the case of any such substitution or adjustment as provided for in this
     Section 12, the Option Price set forth in each outstanding Option for each share covered thereby prior to such substitution or adjustment will be the Option Price for all shares of stock or other securities which shall have been substituted for such share or to which such share shall have been adjusted pursuant to this Section 12. Upon any adjustment made pursuant to this Section 12 the Company will, upon request, deliver to the Optionee or his Successor a certificate of its Secretary setting forth the Option Price thereafter in effect and the number and kind of shares or other securities thereafter purchasable on the exercise of such Option.

13.  INTERPRETATION, AMENDMENTS AND TERMINATION

     (A) The Compensation Committee may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. In the event of any dispute or disagreement as to the interpretation of this Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Compensation Committee shall be final and binding upon all persons.

     (B) The Board of Directors may amend this Plan as it shall deem advisable, except that the Board of Directors may not, without further approval of the stockholders of the Company (a) materially increase the benefits accruing to Insiders under the Plan,
          (b) materially increase the total number of shares for which Awards may be made to Insiders under the Plan, either in the aggregate or to any individual Insider,
          (c) materially change the class of eligible Insiders, except to comport with changes in the Code, ERISA or rules or regulations thereunder, or (d) materially change the provisions of Section 16 regarding automatic director Options. The provisions of Section 16 may not be amended more than once in any six month period even with approval of the stockholders except to comport with changes in the Code, ERISA or rules or regulations thereunder.

     (C) The Board of Directors may, in its discretion, terminate this Plan at any time.

     (D) Amendment or termination of the Plan shall not without their consent adversely affect the rights of Optionees, Grantees or their Successors under any outstanding Award.

14.  NO EMPLOYMENT RIGHTS

     The Plan and any Award granted under the Plan shall not confer upon any Optionee or Grantee any right with respect to continuance of employment by the Company or a Subsidiary, nor shall interfere in any way with the right of the Company or a Subsidiary by which an Optionee or Grantee is employed to terminate his employment at any time.

15.  WITHHOLDING TAXES

     The Company unilaterally or by arrangement with the Optionee or Grantee shall make appropriate provision for the satisfaction of withholding taxes in the case of any Award, Grant, exercise or other event which gives rise to a withholding requirement. An Optionee, Grantee or other person receiving shares upon exercise of a Non-Statutory Option or expiration of the Restricted Period on shares of Restricted Stock shall be required to pay the Company or any Subsidiary in cash the amount of any taxes which the Company or Subsidiary is required to withhold by reason of such exercise or expiration. Notwithstanding the preceding sentence, in the case of Options or Restricted Stock, other than Options granted pursuant to Section 16, the Compensation Committee in its discretion, and subject to such rules and limitations as it shall adopt, may permit an Optionee or Grantee to elect to have shares of Common Stock which are issuable, transferable or deliverable to him upon such exercise or expiration withheld to satisfy in whole or part the minimum federal, state and local withholding tax requirements with respect to such exercise or expiration. The portion of any withholding tax represented by a fractional share must be paid in cash.

16.  DIRECTOR OPTIONS

    (A) Each director of the Company who is not an employee of the Company or any subsidiary shall, on the first business day of June which first occurs following the director's election at the annual meeting of stockholders, commencing with June 1, 1997, and on the first business day of each June thereafter during such director's term, automatically be granted a Non-Statutory Option to purchase 3,000 shares of Common Stock. A director's Option granted hereunder shall not be exercisable until six months after the date of grant. Thereafter such an Option shall be exercisable at any time within 10 years after the date of grant provided it remains exercisable pursuant to the rules of Section 9(C)(2).

    (B) Automatic director Option grants shall only be made if, as of each date of grant, the director (i) is not otherwise an employee of the Company or any subsidiary, (ii) has not been an employee of the Company or any subsidiary for any part of the preceding fiscal year, and (iii) has served on the Board of Directors continuously since the commencement of his term.

    (C) Options granted automatically to directors pursuant to this Section 16 shall automatically include conditional Stock Appreciation Rights and Special
          Rights, as described in Section 7(C) and in
          Section 7(D).

    (D)   In the event that the number of shares of Common
          Stock available for grant under the Plan is insufficient to make all automatic grants required to be made on any date pursuant to this Section 16, an Option shall be granted to each non-employee director entitled to a grant on such date for that number of shares equal to the number of shares of Common Stock then available for grant under the Plan divided by the number of directors eligible on such date to receive such grants.

    (E)   Except as provided in this Section 16,
          non-employee director Options shall be subject to the terms and conditions of Section 9 for Non-Statutory
          Options.

17.  NONTRANSFERABILITY OF DERIVATIVE SECURITIES

     Each Derivative Security awarded under the Plan shall be nontransferable by the Optionee except by will or the laws of descent and distribution, or pursuant to a valid beneficiary designation, and except that the Compensation Committee may at the time of grant, or any time thereafter, authorize the transfer in whole or part of Non-Statutory Options held by an officer of the Company to one or more of his spouse and/or children and/or grandchildren. Each Option granted under the Plan shall be exercisable during the Optionee's lifetime only:

     (A) by the Optionee or his or her guardian or other legal representative;

     (B) by such other means as the Compensation Committee may approve from time to time that is not inconsistent with or contrary to Section 16(b) of the Securities
          Exchange Act of 1934 or Rule 16b-3 thereunder.

     Any Stock Appreciation Right granted in conjunction with an Incentive Option is transferable only when such Option is transferable and under the same conditions.

18.  NOTICES

     All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Secretary of the Company or mailed to its principal office, 1000 University Avenue, Rochester, New York 14692-2970, addressed to the attention of the Secretary; and if to the Optionee or Grantee at the address appearing in the payroll records of the Company or a Subsidiary. Such addresses may be changed at any time by written notice to the other party.